                                                 Exhibit 10.47
CONFIDENTIAL
Patrick Guo
Shanghai, China
February 29, 2012
Dear Patrick:

This letter of understanding will confirm our mutual agreement relative to the terms and conditions applicable to your international assignment extension to your current Letter of Understanding dated March 26, 2007.

The terms and conditions of your current assignment letter dated March 26, 2007 remain in effect. This letter provides an extension date for your assignment in Shanghai, China through between 3-5 years, July 1, 2015-July 1, 2017.
If questions should arise concerning any provision of this Letter or any subsequent revisions of policies applicable to employees on international assignment, you are urged to consult with Terri Meyer of the Global Management Assignment Services, Chicago, Illinois at (312) 665-2579.

Sincerely yours,

By: /s/	Barbara Kluth
Name:	Barbara Kluth
Title:	Sr. Vice President, Global Human Resources

DISTRIBUTION:
Rex Abercrombie (Tenneco)
Danny Pollaris (Tenneco)
Terese Meyer (KPMG)

Acknowledge and Concur

By: /s/	Patrick Guo

Return one copy to:     Barbara Kluth        and    Therese Meyer
Tenneco Inc            KPMG
500 North Field Drive        303 E. Wacker Drive
Lake Forest, IL 60045        Chicago, IL 60601